UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 7, 2019

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On February 7, 2019, the Indiana Commercial Court venued in Marion County Superior Court 1 (the “Court”) entered an Order Preliminarily Approving Settlement in In re Celadon Group, Inc. Shareholder Derivative Litigation, Case No. 49D06-1708-CT-033115 (consolidated with Case No. 49D06-1709-CT-033758) (the “Preliminary Approval Order”).  Pursuant to a Stipulation of Settlement dated January 4, 2019 (the “Stipulation of Settlement”), Celadon Group, Inc. (the “Company”) agreed to adopt the remedial governance measures set forth in Exhibit A to the Stipulation of Settlement and to pay plaintiffs’ counsel fees and expenses in the amount of $550,000.  The Stipulation of Settlement also includes releases of claims by the parties thereto.  The Court has scheduled a final settlement hearing for April 9, 2019, at 2:30 p.m.

A more detailed description of the Settlement terms is provided in (1) the full Notice of Pendency of Stockholder Derivative Action, Proposed Settlement of Stockholder Derivative Action, Settlement Hearing and Right to Appear, and (2) Stipulation of Settlement.

Pursuant to the Preliminary Approval Order, the “Notice of Pendency of Stockholders Derivative Action, Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear” and the Stipulation of Settlement are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	99.1	Notice of Pendency of Stockholder Derivative Action
	99.2	Stipulation of Settlement dated as of January 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: February 8, 2019	By:	/s/ Thomas S. Albrecht
Thomas S. Albrecht Executive Vice President, Chief Financial Officer, and Chief Strategy Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Notice of Pendency of Stockholder Derivative Action
99.2	Stipulation of Settlement dated as of January 4, 2019